Proposed GIAC Board Resolutions Relating to
                          New Variable Annuity Product

     RESOLVED, that the Board of Directors of The Guardian Insurance & Annuity Company, Inc. (the "Company") establishes, pursuant to Section 2932 of the Delaware Insurance Code, a separate account to be designated THE GUARDIAN SEPARATE ACCOUNT E (hereinafter in these resolutions referred to as the "Account") to serve as a segregated asset account to receive, hold and invest amounts arising from (a) premiums paid for the individual and group variable annuity contracts issued by the Company through the Account (the "Contracts"); and (b) such assets of the Company as the proper officers of the Company may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under the Contracts and lodged in the Account, and such amounts, together with the dividends, interest and gains produced thereby shall be invested and reinvested, subject to the rights of the holders of such Contracts, in units of the Account at the value of such units at the time of acquisition; and it is further

     RESOLVED, that the Board of Directors hereby approves the offering through the Account, as investment options for Contractowner allocations, of such open-end management investment companies registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 (the "1940 Act") and such other investment options as the officers of the Company deem appropriate; and it is further

     RESOLVED, the Account shall be registered as a unit investment trust under the 1940 Act and the Securities Act of 1933 (the 1933 Act"), and that the officers of the Company be and they hereby are authorized to sign and file with the SEC, or cause to be signed and filed with the SEC, a registration statement on behalf of the Account, as registrant, under the 1933 Act ("1933 Act Registration") together with any exemptive applications, no-action requests or other documents as they may deem necessary to effectuate registration of the units of the Account; and it is further

     RESOLVED, that the officers of the Company are authorized and directed to sign and file with the SEC, or cause to be signed and filed with the SEC, amendments of such 1933 Act Registration or other documents as they may deem necessary or advisable from time to time respecting the Account; and it is further

     RESOLVED, that the signature of any director or officer of the Company required by law to affix his signature to such 1933 Act Registration, or to any amendment thereof, may be affixed by said director or officer personally, or by an attorney-in-fact duly constituted in writing by said director or officer to sign his name thereto in the form of power of attorney; and it is further

     RESOLVED, that the officers of the Company are authorized and directed to employ Guardian Investor Services Corporation to serve as distributor of the Contracts and to prepare any and all agreements as they may deem necessary or desirable for the provision of such services to the Account with the advice of counsel, subject to final approval by the Board of Directors of or by the Executive Committee of the Board; and it is further

     RESOLVED, that the officers the Company are authorized and directed to sign and file with the SEC, or cause to be signed and filed with the SEC, such periodic reports under the 1940 Act respecting the Account as they may deem necessary or advisable from time to time; and it is further

     RESOLVED, that the Board of Directors of the Company authorizes $100,000 in the aggregate be deposited into the Account as "seed capital" to commence its operations and that the officers of GIAC are given discretion as to the timing of such deposit of seed capital; and it is further

     RESOLVED, that the Company shall abide by the conditions imposed by the SEC and set forth in Investment Company Act Release Number 14685 (August 20, 1985) regarding the offer of shares of registered open-end management investment companies to multiple Company separate accounts in connection with the operation of the Account; and it is further

     RESOLVED, that the officers of the Company be and they hereby are authorized to take whatever steps may be necessary or desirable, with the advice of counsel, to comply with such laws and regulations of the several states as may be applicable to the establishment of the Account and the sale of the Contracts; and it is further

     RESOLVED, that the officers of the Company be and they hereby are authorized, in the name and on behalf of the Company, to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable, with the advice of counsel, in order to effectuate the purposes of the foregoing resolutions.